   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1995

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             UTILICORP UNITED INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                  44-0541877
(State or other jurisdiction     (I.R.S. Employer
             of               Identification Number)
      incorporation or
       organization)

                     911 MAIN, KANSAS CITY, MISSOURI 64105
                                 (816) 421-6600
               (Address, including zip code and telephone number,
       including area code, of Registrant's principal executive offices)

                             RICHARD C. GREEN, JR.
                             UTILICORP UNITED INC.
                     911 MAIN, KANSAS CITY, MISSOURI 64105
                                 (816)421-6600
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                           --------------------------
                                   COPIES TO:

                            JEFFREY T. HAUGHEY, ESQ.
                           BLACKWELL SANDERS MATHENY
                             WEARY & LOMBARDI L.C.
                              TWO PERSHING SQUARE
                          2300 MAIN STREET, SUITE 1100
                          KANSAS CITY, MISSOURI 64108

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
     SECURITIES BEING REGISTERED          BE REGISTERED         PER UNIT*        OFFERING PRICE*     REGISTRATION FEE
Common Stock, par value $1 per
 share................................   3,000,000 shares         $26.50           $79,500,000           $27,428

*Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average of the high and low price for shares of Common Stock of the Registrant reported on the New York Stock Exchange composite tape on January 3, 1995.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(1), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                [SUBJECT TO COMPLETION, DATED FEBRUARY 13, 1995]

PROSPECTUS

                                3,000,000 SHARES
                            ------------------------
                                     [LOGO]
                                  COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

                            ------------------------

              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

                             ---------------------

    The Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of UtiliCorp United Inc. ("UtiliCorp" or the "Company") provides investors with an attractive and convenient method of investing cash dividends and optional cash deposits in additional shares of Common Stock, par value $1.00 (the "Common Stock"), of UtiliCorp without payment of any brokerage commission or service charge. The price to be paid for such additional shares will be 5% less than the Market Price (as defined herein) for the reinvestment of cash dividends and the Market Price for the investment of optional cash deposits. The discount from Market Price for the investment of cash dividends is subject to change from time to time at UtiliCorp's discretion.

    Enrollment in the Plan is entirely voluntary and Service Users (as defined herein) in the Plan may terminate their participation at any time. Current stockholders who do not enroll in the Plan will continue to receive their cash dividends, if and when declared, as usual. Participants in the Company's previous Dividend Reinvestment and Stock Purchase Plan will automatically be enrolled in the Plan. A broker, bank or other nominee may reinvest dividends and make optional cash deposits on behalf of beneficial owners.

    This Prospectus relates to 3,000,000 authorized shares of UtiliCorp's Common Stock registered for purchase under the Plan. Service Users should retain this Prospectus for future reference.

    THE PLAN ACCOUNTS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY SAVINGS BANK OR NON-BANK SUBSIDIARY OF UTILICORP AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND, SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                            ------------------------

THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED  UPON THE ACCURACY  OR ADEQUACY OF  THIS PROSPECTUS. ANY
          REPRESENTATION TO                    THE  CONTRARY IS  A
                               CRIMINAL OFFENSE.
                           --------------------------

                THE DATE OF THIS PROSPECTUS IS            , 1995

                             AVAILABLE INFORMATION

    UtiliCorp is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices located at Room 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning UtiliCorp may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 115 Sansome Street, 2nd Floor, San Francisco, California 94104.
                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed under the Exchange Act with the Commission are incorporated herein by reference:

    (a) UtiliCorp's Annual Report on Form 10-K for the year ended December 31, 1993;

    (b) UtiliCorp's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994; and

    (c) The description of Common Stock contained in UtiliCorp's Registration Statement on Form 8-B dated May 5, 1987.

    All documents filed by UtiliCorp pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person, including any beneficial owner, receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the foregoing documents incorporated herein by reference other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Written requests should be directed to UtiliCorp United Inc., 911 Main, Suite 3000, Kansas City, MO 64105, Attention: Shareholder Relations. Telephone requests may be directed to 800-487-6661.

                            ------------------------

                             UTILICORP UNITED INC.

    The Company is a public utility company which supplies electric and gas utility service through its seven operating divisions, Missouri Public Service, Peoples Natural Gas, Kansas Public Service, Northern Minnesota Utilities, Michigan Gas Utilities, WestPlains Energy and West Virginia Power and a subsidiary, West Kootenay Power, Ltd. The Company also has non-regulated subsidiaries which own utility assets and engage in energy related services. The Company has its principal executive offices at 911 Main, Suite 3000, Kansas City, Missouri 64105, telephone number 800-487-6661.

    The Company's Common Stock is listed on the New York, Pacific and Toronto Stock Exchanges. The closing price of the Common Stock on January 3, 1995, as shown by THE WALL STREET JOURNAL, was $26.50.

                                USE OF PROCEEDS


    The Company does not know either the number of shares that will ultimately be purchased under the Plan or the prices at which such shares will be sold. The Company will only receive proceeds from the sale of shares pursuant to the Plan to the extent such shares are acquired directly from the Company. The Company intends to apply such proceeds to its general funds for repayment of short-term debt used for acquisitions, construction and/or for working capital and other corporate purposes.


                            DESCRIPTION OF THE PLAN

THE PLAN

    The following, in question and answer format, sets forth the provisions of and constitutes the Dividend Reinvestment and Common Stock Purchase Plan of the Company as in effect for cash dividends paid and optional cash payments received after February 12, 1995.

                                    PURPOSE

1.  WHAT IS THE PLAN'S PURPOSE?


    The Plan provides eligible investors in Common Stock with a convenient method of investing cash dividends at a discount from Market Price (as defined in Question 14) and optional cash deposits in shares of Common Stock without payment of any brokerage commission or service charge. See Question 20 for information concerning limitations applicable to optional cash deposits and certain of the factors considered by the Company in granting waivers from such limitations. The Plan is intended for the benefit of investors in UtiliCorp and not for individuals or investors who engage in transactions which may cause aberrations in the pricing or trading volume of Common Stock.


    The Company reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible investors in order to eliminate practices which are not consistent with the purposes of the Plan.

                            OPTIONS TO SERVICE USERS

2.  WHAT OPTIONS ARE AVAILABLE TO ENROLLED SERVICE USERS?

    Eligible investors who wish to participate in the Plan (each a "Service User") may elect to have cash dividends paid on all or a portion of their total share position of Common Stock and the balance automatically reinvested in
additional   shares  of   Common  Stock.   Cash  dividends   are  paid   on  the

Common Stock when and as declared by the Company's Board of Directors. There is no minimum limitation on the amount of dividends a Service User may reinvest under the dividend reinvestment feature of the Plan.


    Each month, Service Users may also elect to invest optional cash deposits in additional shares of Common Stock at the Market Price (see Question 18), subject to a minimum per month purchase of $50 and a maximum per month purchase of $10,000, subject to waiver. See Question 20 for information concerning limitations applicable to optional cash deposits and the availability of waivers with respect to such limitations. Service Users may make optional cash deposits even if dividends on their shares of Common Stock are not being reinvested.


                          ADVANTAGES AND DISADVANTAGES

3.  WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE PLAN?

    Advantages:

        (a) The Plan provides Service Users with the opportunity to reinvest cash dividends paid on all or a portion of their shares of Common Stock in additional shares of Common Stock at a 5% discount (subject to change) from the Market Price. No commission or service charges are paid by the Service Users in connection with any reinvestment of dividends made under the Plan.

        (b) The Plan provides Service Users with the opportunity to make monthly investments of optional cash deposits, subject to minimum and maximum amounts, for the purchase of additional shares of Common Stock at the Market Price. No brokerage commissions or service charges are paid by Service Users in connection with any purchase of shares made under the Plan.

        (c) Persons not presently owning shares of common stock may become Service Users by making an initial cash investment of $250 or more to purchase shares under the Plan.

        (d) All cash dividends paid on Service Users' shares can be fully invested in additional shares of Common Stock because the Plan permits fractional shares to be credited to Plan accounts. Dividends on such fractional shares, as well as on whole shares, can be paid in cash or can be reinvested in additional shares which will be credited to Plan accounts.


        (e) The Plan Administrator, at no charge to Service Users, provides for the safekeeping of stock certificates for shares credited to each Plan account. However, if a Service User wishes to receive a certificate, it may be requested by writing the Plan Administrator (see Question 31) and a certificate will be issued at no charge to the Service User.


        (f) Quarterly statements will be sent, at no charge, reflecting all current activity, including share purchases and latest Plan account balance, simplifying Service Users' record keeping.

    Disadvantages:


        (a) No interest will be paid by the Company or the Plan Administrator on dividends or optional cash deposits held pending reinvestment or investment. (See Question 13.) In addition, optional cash deposits in excess of $10,000 may be subject to return to the Service User without interest in the event that the Service User did not obtain a waiver from the Company. (See Question 20.)

        (b) The actual number of shares to be issued to a Service User's Plan account will not be determined until after the end of the relevant Pricing Period (as defined herein). Therefore, during the Pricing Period, Service Users will not know the actual number of shares they have purchased or the purchase price for such shares.


        (c) Once optional cash deposits have been received by the Plan Administrator, these deposits will not be returned to Service Users unless a written request is received by the Plan Administrator at least five business days prior to the Investment Date (as defined herein). (See Questions 21 and 23.)


        (d) The Market Price of shares purchased pursuant to the Plan may be greater than the fair market value of such shares on the relevant Investment Date.


        (e) Discounts to the Market Price with respect to dividend reinvestments may result in additional taxable income to the Service User, and commissions paid by the Company for the purchase of shares on the open market to fund the Plan will be taxable items for the Service Users. (See Question 39.)



        (f) Service Users who resell shares of Common Stock through the Plan Administrator (as opposed to withdrawing such shares and selling them outside the Plan) will be charged transaction fees and brokerage commissions on such resales. (See Question 24.)


                                 ADMINISTRATION

4.  WHO ADMINISTERS THE PLAN FOR SERVICE USERS?


    The Company intends to retain First Chicago Trust Company of New York as an independent agent to act as the Plan's administrator (the "Plan Administrator") to administer the Plan, keep records, send statements of account to each Service User and perform other duties related to the Plan. Shares purchased for each Service User under the Plan will be held in safekeeping by or through the Plan Administrator until such Service User terminates participation in the Plan or until a written request is received from such Service User for issuance of a stock certificate for all or a portion of its share position. (See Questions 26 and 31.) The Plan Administrator also acts as dividend disbursing agent, transfer agent and registrar for the Common Stock.



    The Company may adopt rules and regulations to facilitate administration of the Plan and has the right to replace the Plan Administrator at any time. The Plan Administrator is not an affiliate of the Company.


                                 PARTICIPATION

5.  WHO IS ELIGIBLE TO PARTICIPATE?

    Stockholders who are currently enrolled in the Company's previous Dividend Reinvestment and Stock Purchase Plan are automatically enrolled in the Plan and may start to use Plan services immediately. Otherwise, stockholders must return a properly executed Enrollment Form to the Plan Administrator.

    Beneficial Owners, stockholders whose shares are held in nominee name by their bank or broker, must either (i) become Registered Owners, stockholders who are registered on the books of the Corporation by having such shares transferred into their own names, or (ii) make arrangements with their broker, bank or other nominee to participate on their behalf. (See Question 6.)

    Persons not presently holding Common Stock must complete an Enrollment Form and make a minimum initial investment of $250.

    Persons who reside in jurisdictions in which it is unlawful for UtiliCorp to permit their participation are not eligible to participate in the Plan.

    Regulations in certain countries may limit or prohibit participation in this type of Plan. Therefore, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

6.  HOW DOES A PERSON OR ENTITY ENROLL IN THE PLAN AND BECOME A SERVICE USER?

    If a person or entity is not currently a holder of the Company's common stock, they must complete an Enrollment Form and send it, along with a minimum initial investment of $250, to the Plan Administrator at First Chicago Trust Company, P. O. Box 2598, Jersey City NJ, 07303-2598.

    Stockholders who are currently enrolled in the Company's previous Dividend Reinvestment and Stock Purchase Plan will automatically be enrolled in the Plan as a Service User. The accounts of such stockholders will not change unless, as Service Users, they choose to participate in any of the new features offered under this Plan.


    Beneficial Owners must instruct their broker, bank or other nominee to submit a completed Broker and Nominee Form (a "B&N Form") on their behalf in order to participate in the Plan. (See Question 9.)


    STOCKHOLDERS  WHO  ARE  NOT  CURRENTLY ENROLLED  IN  THE  COMPANY'S PREVIOUS
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN MUST RETURN A PROPERLY EXECUTED ENROLLMENT FORM TO THE PLAN ADMINISTRATOR TO ENROLL IN THE PLAN. IF SUCH A STOCKHOLDER RETURNS A PROPERLY EXECUTED ENROLLMENT FORM TO THE PLAN ADMINISTRATOR WITHOUT ELECTING AN INVESTMENT OPTION, SUCH ENROLLMENT FORM WILL BE DEEMED TO INDICATE THE INTENTION OF SUCH STOCKHOLDER TO APPLY ALL CASH DIVIDENDS AND OPTIONAL CASH DEPOSITS TOWARD THE PURCHASE OF ADDITIONAL SHARES OF COMMON STOCK. Investment option elections are explained in Question 7.


    Written requests for Enrollment Forms and B&N Forms, and requests for the return of previously delivered optional cash deposits (received by the Plan Administrator at least five business days prior to the Investment Date) and requests to terminate participation in the Plan or to withdraw Plan Shares (see Question 31) should be directed to the Plan Administrator at:


           UtiliCorp United Inc.
           c/o First Chicago Trust Company of New York
           P. O. Box 2598
           Jersey City, NJ 07303-2598

7.  WHAT DOES THE ENROLLMENT FORM PROVIDE?

    The Enrollment Form appoints the Plan Administrator as agent for the Service User and directs the Company to pay to the Plan Administrator each Service User's cash dividends on all or a specified number of shares of Common Stock owned by the Service User on the applicable record date ("Plan

Shares"). The Enrollment Form directs the Plan Administrator to purchase on the Investment Date additional shares of Common Stock with such dividends and any optional cash deposits made by the Service User. Dividends will continue to be reinvested on the number of Plan Shares specified in the Enrollment Form until the Service User specifies otherwise, terminates participation or the Plan is terminated.

    The Enrollment Form provides for the purchase of additional shares of Common Stock through the following investment options:

    (1) If "Full Dividend Reinvestment" is elected, the Plan Administrator will apply all cash dividends on all shares of Common Stock then or subsequently registered in the Service User's name, including all whole and fractional Plan Shares and all cash dividends on all Plan Shares, together with any optional cash deposits, toward the purchase of additional shares of Common Stock.

    (2) If "Partial Dividend Reinvestment" is elected, the Plan Administrator will pay cash dividends on only the number of whole Shares designated by the Service User on the Enrollment Form and all other dividends paid on Plan Shares and certificate shares will be reinvested toward the purchase of additional shares of Common Stock.

    (3) If "Optional Cash Deposits Only" is elected, the Service User will continue to receive cash dividends on shares of Common Stock registered in that Service User's name in the usual manner, and the Plan Administrator will apply only optional cash deposits received from the Service User toward the purchase of additional shares of Common Stock. Once purchased pursuant to the Plan, dividends on shares of Common Stock purchased with optional cash deposits will also be paid to the Service User.


    Service Users may change their investment options at any time by requesting a new Enrollment Form and returning it to the Plan Administrator at the address set forth in Question 6. See Question 11 for the effective date for any change in investment options.


8.  WHO MAY USE THE ENROLLMENT FORM AND WHEN IS A B&N FORM USED?


    The Enrollment Form is designed to be used by eligible stockholders whose shares are registered in their names for the reinvestment of dividends and for optional cash deposits and by investors wishing to join the Plan who are not currently stockholders of the Company. Beneficial Owners must instruct their broker, bank or other nominee to submit a B&N Form on their behalf in order to participate in the Plan. (See Question 9.)


    The Company reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible investors in order to eliminate practices which are not consistent with the purposes of the Plan.


9.  WHAT DOES THE B&N FORM PROVIDE?


    The participation of Beneficial Owners in the Plan is subject to certain additional and different terms than participation by other Service Users. Initially, Beneficial Owners must instruct their broker, bank or other nominee to submit a B&N Form on their behalf. By submitting a completed B&N Form, a broker, bank or nominee appoints the Plan Administrator as its agent to receive dividends, to apply such dividends to the purchase of Common Stock, and to apply optional cash deposits to the purchase of Common Stock on behalf of the participating Beneficial Owners identified by such broker, bank or nominee.



    A completed B&N Form is submitted by the broker, bank or nominee to the Plan Administrator only once. Thereafter, in order to participate in investments made on any applicable Investment Date (as defined in Questions 15 and 21), the broker, bank or nominee must submit an Instruction Form identifying the Beneficial Owners and specifying as to each (i) the number of whole shares with respect to which dividends are to be reinvested and (ii) the amount of any optional cash deposit ($50 minimum/$10,000 maximum, subject to waiver). The Instruction Form must be received by the Plan Administrator prior to the fifth business day following the applicable record date with respect to dividend reinvestments. With respect to optional cash deposits, the Instruction Form and good funds must be received prior to the commencement of each Pricing Period (as defined in Question 18).



    If a timely Instruction Form with respect to dividend reinvestments is received, the Plan Administrator will, on the Investment Date, reinvest the dividend payable with respect to the number of shares of each Beneficial Owner identified on the Instruction Form in as many whole shares of Common Stock as can be purchased at the purchase price per share computed in accordance with Question 14. If a timely Instruction Form and sufficient funds are received with respect to optional cash deposits, such funds will be invested on behalf of each Beneficial Owner in as many whole shares of Common Stock as can be purchased at the purchase price per share computed in accordance with Question 18. Remaining amounts, if any, will be paid by check to the broker, bank or nominee.



    If the Plan Administrator does not receive a properly completed Instruction Form and good funds (if applicable) within the time period set forth above, dividends will be paid with respect to shares registered in nominee name on the record date in the usual manner and any optional cash deposits will be returned without interest.



    As soon as practicable following the Investment Date, the Plan Administrator will transmit to the broker, bank or nominee a listing of the following items (if applicable) for each Beneficial Owner set forth on the Instruction Form: (i) the shares of Common Stock specified for dividend reinvestment, (ii) the total dividend paid with respect to such Common Stock, (iii) the total amount invested in respect of optional cash payments, (iv) the number of whole shares of Common Stock purchased, (v) the total cost of the Common Stock purchased, (vi) the portion of the total amount available for reinvestment but not reinvested, and
(vii) the aggregate fair market value on the Investment Date of the shares purchased. Accompanying the listing will be a share certificate, registered in nominee name, for the shares purchased for each Beneficial Owner, and one check for the aggregate amount of the dividends or optional cash payments not reinvested for such owners.



    B&N Forms and Instruction Forms are available upon request to the Plan Administrator at the address or telephone number specified in Question 43.



10.  WHEN MAY AN ELIGIBLE INVESTOR ENROLL IN THE PLAN?


    Eligible investors may enroll in the Plan at any time. Once enrolled, Service Users remain enrolled until they discontinue their participation or until the Plan is terminated. See Questions 34 and 42 regarding termination of the Plan.

11. WHEN IS A SERVICE USER'S ENROLLMENT IN THE PLAN OR CHANGE IN INVESTMENT OPTIONS EFFECTIVE?


    For enrollment or a change in investment options to be effective with respect to a particular dividend, an Enrollment Form must be received by the Plan Administrator on or before the record date established for such dividend. If the Enrollment Form is received after that record date, the reinvestment of dividends will begin on the Investment Date following the next dividend record date, provided that such stockholder is still an eligible stockholder. An eligible investor may also enroll in the Plan through the timely delivery of an Enrollment Form and an optional cash deposit. (See Question 22.)


                                   PURCHASES


12. WHAT IS THE PURCHASE PRICE DISCOUNT ASSOCIATED WITH THE REINVESTMENT OF CASH DIVIDENDS?

    The purchase price for shares acquired under the Plan by reinvestment of cash dividends may be reduced by a purchase price discount. The purchase price discount for the reinvestment of cash dividends is 5%. (See Question 13.) The purchase price discount is subject to change from time to time at the Company's discretion. The purchase price discount is not expected to ever exceed 5%, but may be reduced to zero. Changes to the purchase price discount with respect to reinvestment of cash dividends will be made by the Company notifying the Plan Administrator of the change at least 3 business days prior to the relevant record date. As used herein, the term "business day" shall mean any day other than a Saturday, Sunday or a legal holiday on which the New York Stock Exchange (the "NYSE") is closed or a day on which the Plan Administrator is authorized or obligated by law to close. Neither the Company nor the Plan Administrator shall be required to provide any written notice to Service Users of changes to the purchase price discount, but current information regarding the purchase price discounts may be obtained by telephoning the Plan Administrator at 800-884-5426 or UtiliCorp at 800-487-6661.


13.  WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?


    Purchases of shares of Common Stock will be made on the relevant Investment Date (as defined in Questions 15 and 21) or, in the case of open market purchases, as soon thereafter as determined by the Plan Administrator, but in no event later than 30 days after the Investment Date with respect to dividend reinvestment or 35 days after the receipt of optional cash deposits by the Plan Administrator. In the event that such shares are purchased on the open market, the Plan Administrator may acquire such shares on any securities exchange where the Common Stock is traded, in the over-the-counter market or by negotiated transactions and such shares may be subject to such terms with respect to price, delivery, etc. as agreed upon by the Plan Administrator. Neither the Company nor any Service User shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.


    NO INTEREST WILL BE PAID BY THE COMPANY OR THE PLAN ADMINISTRATOR ON DIVIDENDS OR OPTIONAL CASH DEPOSITS HELD PENDING REINVESTMENT OR INVESTMENT.


14. WHAT WILL BE THE PRICE PER SHARE TO PURCHASE SHARES WITH REINVESTED DIVIDENDS FOR SERVICE USERS?

    The purchase price per share of Common Stock purchased with reinvested dividends will be 5% (subject to change) below the Market Price of the Common Stock. "Market Price", with respect to dividend reinvestments, means the average of the daily high and low sale prices, computed to three decimal places, of the Common Stock on the NYSE for the last five Trading Days before the dividend payment date, which is typically the 12th calendar day of the month. (See Question 15.) A "Trading Day" means a day on which trades in Common Stock are reported on the NYSE. The period encompassing the last five Trading Days before the dividend payment date constitutes the relevant "Pricing Period", with respect to dividend reinvestments.



15.  WHAT ARE THE RECORD DATES AND INVESTMENT DATES FOR DIVIDEND REINVESTMENTS?

    For the reinvestment of dividends, the record date is the record date declared by the Board of Directors for such dividend. Likewise, the dividend payment date declared by the Board of Directors constitutes the "Investment Date" applicable to the reinvestment of such dividend, except that if any such date falls on a date when the NYSE is closed, the first day immediately following such date on which the NYSE is open shall be the Investment Date. Dividends will be reinvested on the Investment Date based on the Market Price determined during the immediately preceding Pricing Period. In the past, record dates for quarterly dividends on the Common Stock have preceded the dividend payment dates by approximately three weeks. Dividend payment dates historically have occurred on the 12th day of the calendar month.

    There can be no assurance as to the declaration or payment of dividends, and nothing contained in the Plan obligates the Company to declare or pay any dividends. The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to be determined by the Board of Directors based upon the Company's earnings, financial condition and other factors.


    Please refer to Questions 18 and 21 for a discussion of the Investment Dates applicable to optional cash deposits.



16.  HOW WILL THE NUMBER OF SHARES PURCHASED FOR A SERVICE USER BE DETERMINED?


    With respect to dividend reinvestments, a Service User's Plan account will be credited with the number of shares, including fractions computed to three decimal places, equal to the amount of dividends paid on the number of shares authorized by the Service User's Enrollment Form, divided by the purchase price per share as calculated pursuant to Question 14. There is no maximum number of shares that can be issued pursuant to dividend reinvestment. With respect to optional cash deposits, a Service User's Plan account will be credited with the number of shares, including fractions computed to three decimal places, equal to such deposits divided by the purchase price as calculated pursuant to Question
18. See Question 20 for a discussion of the limitations with respect to optional cash deposits.



    The Company reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible investors in order to eliminate practices which are not consistent with the purposes of the Plan.



17.  WHAT IS THE SOURCE OF COMMON STOCK PURCHASED UNDER THE PLAN?


    Plan Shares  will be  purchased  either (i)  directly  from the  Company  as
authorized   but  unissued  shares,  (ii)  on   the  open  market  by  the  Plan
Administrator or its agent, or (iii) through a combination of (i) and (ii).


                             OPTIONAL CASH DEPOSITS


18.  HOW DOES THE OPTIONAL CASH DEPOSIT FEATURE OF THE PLAN WORK?

    All investors, except for brokers, banks and other nominees (discussed below), who have submitted signed Enrollment Forms indicating their intention to participate in this feature of the

Plan are eligible to make optional cash deposits during any month, whether or not a dividend is declared. Each month the Plan Administrator will apply any optional cash deposit received from a Service User prior to the Investment Date, which is typically the 12th of the month, towards the purchase of additional shares of the Company's Common Stock at the Market Price. "Market Price", with respect to optional cash deposits, means the average of the daily high and low sales prices, computed to three decimal places, of the Common Stock on the NYSE for the last five Trading Days before the Investment Date. The period encompassing the last five trading days before the Investment Date constitutes the relevant "Pricing Period". The Plan Administrator will not return any optional cash deposits unless written notice is received five days prior to the Investment Date.



19. MAY SERVICE USERS HAVE THEIR SAVINGS OR CHECKING ACCOUNT AUTOMATICALLY DEBITED TO MAKE OPTIONAL CASH PURCHASES?



    Service Users may pre-authorize the Plan Administrator to deduct a set amount from their checking or savings account periodically (e.g., monthly) and use the funds as optional cash deposits to purchase additional shares. This permits Service Users to make regular investments in an amount and schedule that is comfortable for them, without the inconvenience of writing checks. To enroll for this service feature, Service Users must contact the Plan Administrator at 800-884-5426 for an Automatic Investment Form. Forms will be processed and made effective as promptly as practicable. Once effective, funds will be drawn each month from the Service User's designated account on the business day preceding the Investment Date, and such funds will be invested in Common Stock on the Investment Date.



20.  WHAT LIMITATIONS APPLY TO OPTIONAL CASH DEPOSITS?

    Persons not presently owning shares of Common Stock must make an initial investment of at least $250, but no more than $10,000 unless a waiver is granted. Optional cash deposits by stockholders are subject to a minimum per month purchase limit of $50 and, unless a waiver is granted, maximum per month purchase limit of $10,000. Optional cash deposits of less than $50 and that portion of any optional cash deposit which exceeds the maximum monthly purchase limit are subject to return to the Service User, without interest.

    Service Users may make optional cash deposits of up to $10,000 each month without the prior approval of the Company. Optional cash deposits in excess of $10,000 may be made by a Service User only upon acceptance by the Company of a written Request for Waiver from such Service User. Such prior acceptance of a Request for Waiver, with respect to the amount of the optional cash deposit, must be obtained each month no later than two business days prior to the commencement of the Pricing Period with respect to which such waiver is sought. Service Users interested in making optional cash deposits in excess of $10,000 or in obtaining a Request for Waiver should contact the Company at 800-487-6661.

    Requests for Waiver will be considered on the basis of a variety of factors, which may include the Company's current and projected capital needs, the alternatives available to the Company to meet those needs, prevailing market prices for Common Stock and other Company securities, general economic and market conditions, expected aberrations in the price or trading volume of UtiliCorp securities, the number of shares of Common Stock held by the Service User submitting the Request for Waiver, the aggregate amount of optional cash deposits for which such Requests for Waiver have been submitted and the administrative implications associated with granting such Requests for Waiver. Grants of Requests for Waiver will be made at the absolute discretion of the Company.

    SERVICE USERS IN THE PLAN ARE NOT OBLIGATED TO PARTICIPATE IN THE OPTIONAL CASH DEPOSIT FEATURE OF THE PLAN AT ANY TIME. OPTIONAL CASH DEPOSITS NEED NOT BE IN THE SAME AMOUNT EACH MONTH.


21.  WHAT ARE THE INVESTMENT DATES FOR OPTIONAL CASH DEPOSITS?

    Optional cash deposits will be invested each month. The Investment Date, with regard to optional cash deposits, is the 12th day of the month, except that if any such date falls on a date when the NYSE is closed, the first day immediately following such date on which the NYSE is open shall be the Investment Date.


22.  WHEN MUST OPTIONAL CASH DEPOSITS BE RECEIVED BY THE PLAN ADMINISTRATOR?

    Each month the Plan Administrator will apply any optional cash deposit for which good funds are received on or before the 11th day of the month to the purchase of shares of Common Stock for the account of the Service User on the Investment Date which relates to that Pricing Period. Optional cash deposits received on or after the 12th day of the month will be applied to the purchase of shares of Common Stock on the Investment Date which relates to the next Pricing Period. Optional cash deposits may be made with a check or money order made payable to First Chicago Trust - UtiliCorp. Wire transfers may be made, but only if approved in writing in advance by the Plan Administrator and if received by the Plan Administrator no later than 12:00 Noon (Eastern Standard Time) on the 11th day of the month.

    NO INTEREST WILL BE PAID BY UTILICORP OR THE PLAN ADMINISTRATOR ON OPTIONAL CASH DEPOSITS HELD PENDING INVESTMENT. THE PLAN ACCOUNTS ARE NOT SAVINGS
ACCOUNTS,  DEPOSITS  OR  OTHER  OBLIGATIONS  OF  ANY  SAVINGS  BANK  OR NON-BANK
SUBSIDIARY OF UTILICORP AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND, SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.


    In order for optional cash deposits to be invested on an Investment Date (usually the 12th day of each month), the Plan Administrator must be in receipt of an Enrollment Form and receive good funds prior to such Investment Date.



23.  MAY OPTIONAL CASH DEPOSITS BE RETURNED?


    Upon written request addressed to the Plan Administrator received at least five business days prior to the 12th day of the month with respect to which optional cash deposits have been delivered to the Plan Administrator, such optional cash deposits will be returned without interest to Service User. Also, each optional cash deposit, to the extent that it does not conform to the limitations described in Question 20, will be subject to return without interest to the Service User.


                       COSTS OF PARTICIPATION IN THE PLAN


24. ARE THERE ANY EXPENSES TO SERVICE USERS IN CONNECTION WITH THEIR PARTICIPATION UNDER THE PLAN?


    Service Users will incur no brokerage commissions or service charges for purchases made under the Plan. All costs of administration of the Plan, including purchase of Plan Shares, will be paid by the Company. However, Service Users whose shares are sold by the Plan Administrator upon their withdrawal from the Plan (see Questions 31 and 34) must pay to the Plan Administrator a transaction fee and a brokerage commission. The discount and commission on any shares purchased under the Plan will be reported as a taxable item. (See Question 39.)

                            REPORTS TO SERVICE USERS


25.  WHAT KINDS OF REPORTS WILL BE SENT TO SERVICE USERS?

    As soon as practicable after each purchase of shares on behalf of a Service User, a statement of account will be mailed to such Service User. This statement, which provides a record of account activity and indicates the cost of such Service User's purchases under the Plan, should be retained for tax purposes. In addition, each Service User will receive, from time to time, communications sent to every other holder of Common Stock. The number of shares purchased and held for a Service User's account under the Plan, as well as certificated Plan Shares, will be indicated on such Service User's statement of account.

    If applicable, each Service User will receive annually Internal Revenue Service information (on Form 1099) for reporting income for tax purposes.

                               STOCK CERTIFICATES


26.  WILL STOCK CERTIFICATES BE ISSUED FOR SHARES PURCHASED?


    No. Plan Shares will be held in the name of the Plan Administrator or its nominee. This service protects against the loss, theft and destruction of stock certificates evidencing Plan Shares. However, stock certificates will be issued to any Service User upon written request or by telephoning the Plan Administrator. (See Questions 27, 31 and 34.)



27.  CAN I DEPOSIT SHARES I ALREADY HOLD IN CERTIFICATE FORM INTO MY PLAN
ACCOUNT?

    Yes. Certificates may be deposited for safekeeping with the Plan Administrator. No service fee will be charged to deposit certificate shares. Service Users may deliver such certificates to the Plan Administrator along with the Enrollment Form when enrolling in the Plan, or may do so at any time thereafter while participating in the Plan. The Plan Administrator reserves the right to maintain shares represented by such stock certificates in its name or in the name of its nominee.


    Each Plan account is maintained in the name in which the related Service User's certificates were registered at the time of enrollment in the Plan. Stock certificates for whole shares purchased under the Plan will be similarly registered when issued upon a Service User's request. If a Service User is a Beneficial Owner, such request should be placed through such Service User's bank, broker or other nominee. (See Question 9) A Service User who wishes to pledge shares credited to such Service User's Plan account must first withdraw such shares from the account.



                               TRANSFER OF SHARES



28. MAY A SERVICE USER ASSIGN OR TRANSFER ALL OR A PART OF HIS OR HER PLAN SHARES TO ANOTHER PERSON?



    Yes. If a Service User wishes to change the ownership of all or part of his or her Plan Shares through gift, private sale or otherwise, the Service User may effect the transfer by mailing a properly completed and executed Gift/Transfer Form to the Plan Administrator. Transfers of less than all of a Service User's shares must be made in whole share amounts. No fraction of a share may be transferred. Requests for transfer on a Gift/Transfer Form are subject to the same requirements as other transfers of Common Stock, including the requirement of a signature guarantee. Gift/Transfer Forms are available upon request from the Plan Administrator.

29. IF PLAN SHARES ARE TRANSFERRED TO ANOTHER PERSON, WILL THE COMPANY ISSUE A STOCK CERTIFICATE TO THE TRANSFEREE?


    No. Shares transferred will continue to be held by the Plan Administrator under the Plan. An account will be opened in the name of the transferee, if he or she is not already a Service User, and such transferee will automatically be enrolled in the Plan. All dividends on shares transferred to the transferee's Plan account will be reinvested under the terms of the Plan.



30.  HOW WILL A TRANSFEREE BE ADVISED OF HIS STOCK OWNERSHIP?



    The transferee will receive a statement showing the number of shares transferred to and held in the transferee's Plan account. At the transferor's request a gift certificate evidencing the transfer will be sent to the transferee.


                     WITHDRAWAL OF SHARES IN PLAN ACCOUNTS


31.  WHEN AND HOW MAY SHARES BE WITHDRAWN FROM THE PLAN?


    Plan Shares credited to a Service User's account may be withdrawn by a Service User by notifying the Plan Administrator in writing or by telephone, specifying the number of shares to be withdrawn. A stock certificate for the number of whole shares of Common Stock so withdrawn will be issued in the name of the Service User. In no case will certificates for fractional shares of Common Stock be issued. Upon termination of a Service User's participation in the Plan, all fractional shares will be liquidated. (See Question 34.)



32.  WILL DIVIDENDS ON SHARES WITHDRAWN FROM THE PLAN CONTINUE TO BE REINVESTED?

    If the Service User has authorized "Full Dividend Reinvestment", cash dividends with respect to shares withdrawn from a Service User's account will continue to be reinvested until such shares are sold by that Service User. If, however, the Service User has authorized Partial Dividend Reinvestment, the Plan Administrator will continue to reinvest dividends on the number of shares specified by the Service User on the Enrollment Form, which may result in dividend reinvestment with respect to the withdrawn shares. The Service User may specify a different number of shares subject to dividend reinvestment by delivering a new Enrollment Form to the Plan Administrator.


33. WILL DIVIDENDS CONTINUE TO BE REINVESTED IF THE SERVICE USER SELLS OR TRANSFERS SOME OR ALL THEIR SHARES OF COMMON STOCK?


    If a Service User sells or transfers some or all of their shares of Common Stock, the Plan Administrator will continue to reinvest dividends on the Service User's remaining or fractional shares in accordance with the investment options set forth on the Service User's Enrollment Form until a written request for withdrawal from the Plan is received from the Service User.

                           PARTICIPATION TERMINATION


34.  HOW AND WHEN MAY A SERVICE USER TERMINATE PARTICIPATION IN THE PLAN?

    Participation in the Plan may be terminated at any time by providing written notice or by telephoning the Plan Administrator. To be effective on any given dividend payment date, the notice to terminate must be received by the Plan Administrator before the record date for that payment. If a notice to terminate is received by the Plan Administrator on or after the record date for a dividend payment, such notice to terminate may not become effective until such dividend has been reinvested and the shares purchased are credited to the participant's account under the Plan. The Plan

Administrator, in its sole discretion, may either pay such dividend in cash or reinvest it in shares on behalf of the terminating Service User. If such dividend is reinvested, the Plan Administrator will sell the shares purchased and remit the proceeds to the Service User, less the costs of sale. (See Question 24.) Any optional cash deposit which would otherwise have been invested on the next Investment Date will be returned to the Service User.



    Upon termination of participation in the Plan, unless a Service User has requested that all of the shares held in its account be sold, the Plan Administrator will send such Service User a stock certificate for the number of whole shares in such Service User's account and a check in an amount equal to the value of any fractional shares based upon the prevailing market price, less applicable costs of sale (See Question 24), as soon as practicable after such written notice from a Service User is received by the Plan Administrator.



    Upon termination of participation in the Plan, Service Users who do not wish to receive a stock certificate for the number of whole shares in their account may request that such shares be sold. As soon as practicable after such request is received the sale will be made by the Plan Administrator at the prevailing market price and the Service User will receive the proceeds of the sale, less the cost of such sale (see Question 24), in accordance with Rule 15c6-1 under the Exchange Act.



35.  MAY SERVICE USERS SET UP AN INDIVIDUAL RETIREMENT ACCOUNT (IRA)?


    Yes, Service Users may establish a "self-directed, single investment IRA" in the Company's Common Stock. They can also roll over funds from other IRA investments into this account and may be eligible to make annual tax deductible contributions. All dividends paid on the Company's Common Stock purchased for an IRA Plan account will be reinvested in additional shares of the Company's Common Stock. An annual administrative fee will be charged for maintaining an IRA Plan account. If not paid separately by the Service User, the annual fee will be deducted from the Service User's IRA Plan account at the beginning of each year by cashing out any shares or fractions of shares sufficient to cover the amount of the fee. To get further information, an IRA Enrollment Form and an IRA Asset Transfer Form, Service Users should contact the Plan Administrator at 800-884-5426.


               RIGHTS OFFERINGS, STOCK DIVIDENDS AND STOCK SPLITS


36. IF THE COMPANY HAS A RIGHTS OFFERING HOW WILL THE RIGHTS ON PLAN SHARES BE TREATED?

    Participation in any rights offering will be based upon both shares of Common Stock registered in a Service User's name and any whole Plan Shares credited to such Service User's Plan account.


37. WHAT HAPPENS IF THE COMPANY ISSUES A DIVIDEND PAYABLE IN STOCK OR DECLARES A STOCK SPLIT?

    Any stock dividends or split shares of Common Stock distributed by the Company on Plan Shares will be credited pro rata to each Service User's account in the same manner as stockholders who are not Service Users in the Plan. Stock dividends or split shares distributed on shares registered in a Service User's name will be credited to its Plan account.

                                     VOTING


38. WILL THE PLAN ADMINISTRATOR VOTE SHARES CREDITED TO A SERVICE USER'S PLAN ACCOUNT AT STOCKHOLDERS' MEETINGS?


    No, for each Stockholder's meeting, a Service User will receive proxy materials that will enable the Service User to vote both the shares registered in the Service User's name directly and shares credited to the Service User's Plan account.

                FEDERAL INCOME TAX CONSEQUENCES TO SERVICE USERS


39.  WHAT ARE THE INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?


    The following summary is based upon an interpretation by the Company's legal counsel, Blackwell Sanders Matheny Weary & Lombardi L.C., of current federal tax laws. Service Users should consult their own tax advisers to determine particular tax consequences, including state income tax consequences, which vary from state to state and which may result from participation in the Plan and subsequent disposition of shares acquired pursuant to the Plan. Income tax consequences to Service Users residing outside the United States will vary from jurisdiction to jurisdiction.


    Service Users in the Plan will be treated for federal income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value on that date of the shares acquired with reinvested dividends. Such shares will have a tax basis equal to the same amount. For federal income tax purposes, the fair market value of shares acquired with reinvested dividends under the Plan will be equal to 100% of the average of the high and low sale prices of shares on the dividend payment date. It should be noted that the fair market value on the dividend payment date is likely to differ from the Market Price for the Pricing Period immediately preceding the related dividend payment date (which is used to determine the number of shares acquired).

    The following example may be helpful to illustrate the federal income tax consequences of the reinvestment of dividends.

Cash dividends reinvested........................................             $  100.00
Fair market value on dividend payment date*......................  $   20.00
Market Price under Plan*.........................................  $   19.00
Less 5% discount per share.......................................      (0.95)
                                                                   ---------
Net purchase price per share.....................................  $   18.05
Number of shares purchased ($100.00/$18.05)......................      5.540
Total taxable dividend resulting from transaction ($20.00 x
 5.540)..........................................................             $  110.80

- ------------------------
* These prices are assumed for illustrative purposes only, and will vary with the market price of Common Stock.

    Upon the purchase of shares with an optional cash deposit, Service Users will be treated as having received a dividend in an amount equal to the excess, if any, of the fair market value of the shares on the Investment Date over the amount of the optional cash deposit. Such shares will have a tax basis equal to the amount of the deposit plus the excess, if any, of the fair market value of the shares purchased over the amount of the deposit. The fair market value of shares acquired with optional cash deposits under the Plan will be equal to the average of the high and low sale prices of shares on the

Investment Date. The fair market value on the Investment Date is likely to differ from the Market Price for the Pricing Period immediately preceding the related Investment Date (which is used to determine the number of shares acquired).

    The following example may be helpful to illustrate the federal income tax consequences of the optional cash deposit feature.

Optional cash deposit............................................             $  100.00
Fair market value on Investment Date*............................  $   20.00
Market Price under Plan*.........................................  $   19.00
Number of shares purchased ($100.00/$19.00)......................      5.263
Fair Market Value of Shares Purchased (5.263 x $20.00)...........             $  105.26
                                                                              ---------
Total taxable dividend resulting from transaction................             $    5.26
                                                                              ---------

- ------------------------
* These prices are assumed for illustrative purposes only, and will vary with the market price of Common Stock.

    A Service User's holding period for shares acquired pursuant to the Plan will begin on the day following the Investment Date.

    A Service User will not realize any taxable income upon receipt of certificates for whole shares credited to the Service User's account, either upon the Service User's request for certain of those shares or upon termination of participation in the Plan. A Service User will realize gain or loss upon the sale or exchange of shares acquired under the Plan. A Service User will also realize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share equivalent credited to the Service User's account. The amount of any such gain or loss will be the difference between the amount that the Service User received for the shares or fractional share equivalent and the tax basis thereof.

    In the case of corporate stockholders, dividends may be eligible for the dividends-received deduction.

    The foregoing discussion is based on the assumption that newly-issued or treasury shares will be purchased directly from the Company. If the shares are purchased in the open market, the consequences will be generally the same. However, the payment of brokerage commissions by UtiliCorp in connection with the purchase of shares in the open market will be taxable items which may result in additional dividend income to the Service User and, in such event, will increase the tax basis of such shares.


40. HOW ARE INCOME TAX WITHHOLDING PROVISIONS APPLIED TO STOCKHOLDERS WHO PARTICIPATE IN THE PLAN?

    If a Service User fails to provide certain federal income tax certifications in the manner required by law, dividends on shares of Common Stock, proceeds from the sale of fractional shares and proceeds from the sale of shares held for a Service User's account, will be subject to federal income tax withholding at the applicable withholding rate.

    The Tax Equity and Fiscal Responsibility Act of 1982 imposes certain reporting obligations upon brokers and other middlemen. As a result, the Plan Administrator will be required to report to the Internal Revenue Service and the Service User any sale of shares effected on behalf of a Service User.

    If a Service User is a foreign stockholder whose dividends are subject to federal income tax withholding at the applicable withholding rate (or a lower treaty rate), the appropriate amount will be withheld and the balance in shares will be credited to such Service User's account.

            RESPONSIBILITY OF THE COMPANY AND THE PLAN ADMINISTRATOR


41. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND THE PLAN ADMINISTRATOR UNDER THE PLAN?


    Neither the Company nor the Plan Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Service User's account upon such Service User's death, the prices at which shares are purchased or sold for the Service User's account, the times when purchases or sales are made or fluctuations in the market value of Common Stock. The foregoing shall not affect a stockholders right to bring a cause of action based on alleged violations of federal securities laws.


    The Service User should recognize that neither the Company nor the Plan Administrator can provide any assurance of a profit or protection against loss on shares purchased under the Plan.

    First Chicago Trust Company of New York ("First Chicago Trust"), the Plan Administrator, a subsidiary of First Chicago Corporation, is a limited purpose trust company chartered under the laws of the State of New York, and is a transfer agent registered with the Board of Governors of the Federal Reserve System pursuant to Section 17A of the Securities Exchange Act of 1934. The Plan accounts and securities are not insured by the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or similar agency.

    The Plan and the agency agreement between First Chicago Trust and each Service User, including these Terms and Conditions, shall be governed by the laws of the State of New York. The signing and mailing of the Plan Enrollment Form or B&N Form or the initiation of a transaction, including a certificate deposit, through the Plan shall constitute an offer by an individual shareholder to establish a principal-agency relationship with First Chicago Trust. Acceptance shall occur in the offices of First Chicago Trust upon receipt by First Chicago Trust of such forms or requests.

              SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN


42.  MAY THE PLAN BE SUSPENDED, MODIFIED OR TERMINATED?

    The Company reserves the right to suspend or terminate the Plan at any time, including the period between a record date and the related Investment Date. Service Users will be notified of any such suspension or termination. The Company also reserves the right to make modifications to the Plan and, in such event, will provide Service Users with a copy of any material modification. Upon termination of the Plan, except in the circumstances described below, any uninvested dividends and optional cash deposits will be returned, a stock certificate for whole shares credited to each Service User's Plan account will be issued and a cash payment will be made for any fractional share credited to each such account.

    In the event that the Company terminates the Plan for the purpose of establishing another dividend reinvestment and common stock purchase plan, Service Users will be automatically enrolled in such other plan and shares credited to their Plan accounts will be credited automatically to such other plans, unless notice to the contrary is received by the Plan Administrator.

    The Company and the Plan Administrator also reserve the right to terminate any Service User's participation in the Plan at any time for any reason including, without limitation, trading, transactional profit activities or excessive enrollments and terminations which may cause aberrations in the price or trading volume of Common Stock.

                               OTHER INFORMATION


43. HOW MAY SERVICE USERS OBTAIN ANSWERS TO QUESTIONS CONCERNING THEIR PLAN ACCOUNTS?

    Questions  concerning  Plan  accounts  should   be  directed  to  the   Plan
Administrator at

           First Chicago Trust Company of New York
           P.O. Box 2598
           Jersey City, NJ 07303-2598

    or call 800-884-5426


44.  HOW MAY STOCKHOLDERS OBTAIN ANSWERS TO OTHER QUESTIONS REGARDING THIS PLAN?


    For permission to invest amounts in excess of the maximum monthly purchase limits, call 800-487-6661. (See Question 20.)


    Any additional questions should be directed to:

           UtiliCorp United Inc.
           Attn: Shareholder Relations
           P. O. Box 13287
           Kansas City, MO 64199-3287


    or call 800-487-6661



45.  WHO BEARS THE RISK OF MARKET FLUCTUATIONS IN COMMON STOCK?

    A Service User's investment in shares held in his or her Plan account is no different than such Service User's investment in directly held shares in that such Service User bears all risk of loss that may result from market fluctuations in the price of Common Stock.

    Neither the Company nor the Plan Administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more than their purchase price.


46.  HOW IS THE PLAN INTERPRETED?

    Any question of interpretation arising under the Plan will be determined by UtiliCorp, and any such determination will be final. The Company may adopt rules and regulations to facilitate the administration of the Plan. The terms and conditions of the Plan and its operation will be governed by the laws of the State of New York.


47.  WHAT ARE SOME OF THE SERVICE USER RESPONSIBILITIES UNDER THE PLAN?

    Plan Shares are subject to escheat to the state in which the Service User resides in the event that such shares are deemed, under such state's laws, to have been abandoned by the Service User. Service Users, therefore, should notify the Plan Administrator promptly in writing of any change of address. Account statements and other communications to Service Users will be addressed to them at the last address of record provided by Service Users to the Plan Administrator.

    Service Users will have no right to draw checks or drafts against their Plan accounts or to instruct the Plan Administrator with respect to any shares of Common Stock or cash held by the Plan Administrator except as expressly provided herein.

                              PLAN OF DISTRIBUTION

    The Common Stock acquired under the Plan is being sold directly by the Company through the Plan. The Company will pay any and all brokerage commissions and related expenses incurred in connection with purchases of Common Stock under the Plan. Upon withdrawal by a Service User from the Plan by the sale of Common Stock held under the Plan, the Service User will receive the proceeds of such sale less any related brokerage commissions, any service fee, any costs of sale and any applicable transfer taxes.

    Common Stock may not be available under the Plan in all states. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Common Stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                    EXPERTS

    The consolidated financial statements of UtiliCorp as of December 31, 1993 and 1992 and for the years ended December 31, 1993 and 1992 included in UtiliCorp's Annual Report on Form 10-K for the year ended December 31, 1993 have been incorporated herein by reference in reliance on the report of Arthur Andersen LLP, independent public accountants and upon the authority of such firm as experts in auditing and accounting.

    The consolidated financial statements of UtiliCorp as of December 31, 1991 and for the year ended December 31, 1991 included in UtiliCorp's Annual Report on Form 10-K for the year ended December 31, 1993 have been incorporated herein by reference in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Common Stock offered hereby will be passed upon for UtiliCorp by Blackwell Sanders Matheny Weary & Lombardi L.C., Two Pershing Square, 2300 Main Street, Kansas City, Missouri 64108.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UTILICORP SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Available Information..........................           2
Incorporation of Certain Documents by
 Reference.....................................           2
UtiliCorp United Inc...........................           3
Use of Proceeds................................           3
Description of the Plan........................           3
  The Plan.....................................           3
  Purpose......................................           3
  Options to Service Users.....................           3
  Advantages and Disadvantages.................           4
  Administration...............................           5
  Participation................................           5
  Purchases....................................           9
  Optional Cash Deposits.......................          10
  Costs of Participation in the Plan...........          12
  Reports to Service Users.....................          13
  Stock Certificates...........................          13
  Transfer of Shares...........................          13
  Withdrawal of Shares in Plan Accounts........          14
  Participation Termination....................          14
  Rights Offerings, Stock Dividends and Stock
   Splits......................................          15
  Voting.......................................          16
  Federal Income Tax Consequences to Service
   Users.......................................          16
  Responsibility of UtiliCorp and the Plan
   Administrator...............................          18
  Suspension, Modification or Termination of
   the Plan....................................          18
  Other Information............................          19
Plan of Distribution...........................          20
Experts........................................          20
Legal Matters..................................          20


                                     [LOGO]

                           DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN

                                 --------------

                                   PROSPECTUS

                                 --------------


                               FEBRUARY   , 1995


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is an itemized statement of estimated expenses to be paid by UtiliCorp in connection with the issuance and sale of the Common Stock being registered:

Securities and Exchange Commission registration fee..............  $  27,428
Stock Exchange listing fees......................................     17,025
Blue Sky fees and expenses.......................................      5,000
Accounting fees and expenses.....................................      3,000
Printing fees....................................................     35,000
Legal fees and expenses..........................................     10,000
Transfer Agent and Registrar fees................................    150,000
Miscellaneous....................................................      2,547
                                                                   ---------
  Total..........................................................  $ 250,000
                                                                   ---------
                                                                   ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law confers broad powers upon corporations incorporated in that State with respect to indemnification of any person against liabilities incurred by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of
Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

    The Certificate of Incorporation of the Company contains a provision that eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

    There is in effect for the Company a dual phase insurance policy providing directors and officers with indemnification, subject to certain exclusions and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits or proceedings in connection therewith) arising from any negligent act, error, omission or breach of duty while acting in their capacity as directors and officers of the Company. The policy also reimburses the Company for liability incurred in the indemnification of its directors and officers.

    There is also in effect a Bylaw provision entitling officers and directors to be indemnified by the Company against costs or expenses, attorneys' fees, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with any action, suit or proceeding, including actions brought by or in the right of the Company, to which such persons are made or threatened to be made a party, by reason of their being a director or officer. Such right, however, may be made only as authorized by (i) a majority vote of a quorum of disinterested directors, or (ii) if such quorum is not obtainable or, if obtainable, a majority thereof so directs, by independent legal counsel, in a written opinion, or (iii) by the stockholders of the Company, upon a determination that the person seeking indemnification acted in good faith and in the manner that he reasonably believed to be in or not opposed to the Company's best interest, or, if the action is criminal in nature, upon a determination that the person seeking indemnification had no reasonable cause to believe that his or her conduct was unlawful. This provision also requires the Company, upon authorization by the Board of Directors, to advance costs and expenses, including attorneys' fees, reasonably incurred in defending such actions; provided, that any person seeking such an advance first provide the Company with an undertaking to repay any amount as to which it may be determined that such person is not entitled.

ITEM 16.  EXHIBITS.

    EXHIBIT                                               DESCRIPTION
- ---------------  ----------------------------------------------------------------------------------------------
       *4(a)(1)  -- Certificate of Incorporation of the Registrant. (Exhibit 4(a)(1) to UtiliCorp United Inc.'s
                  Annual Report on Form 10-K for the fiscal year ended December 31, 1991.)
       *4(a)(2)  -- Certificate of Amendment to Certificate of Incorporation of the Registrant. (Exhibit
                  4(a)(1) to Registration Statement No. 33-16990, filed September 3, 1987.)
       *4(a)(3)  -- Certificate of Amendment to Certificate of Incorporation of the Registrant. (Exhibit
                  4(a)(5) to Registration Statement No. 33-50260, filed July 31, 1992.)
       *4(a)(4)  -- Certificate of Designation of the Preference Stock (Cumulative), $2.05 Series. (Exhibit
                  3(a)(4) to UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31,
                  1991.)
       *4(b)     -- Bylaws of the Registrant, as amended. (Exhibit 3 to UtiliCorp United Inc.'s Quarterly
                  Report on Form 10-Q for the quarter ended June 30, 1993.)
       *4(c)     -- Twentieth Supplemental Indenture, dated as of May 26, 1989, Supplement to Indenture of
                  Mortgage and Deed of Trust, dated July 1, 1951. (Exhibit 4(d) to Registration Statement No.
                  33- 45382, filed January 30, 1992.)
       *4(d)(1)  -- Indenture, dated as of November 1, 1990, between the Company and The First National Bank of
                  Chicago, Trustee. (Exhibit 4(a) to the Company's Current Report on Form 8-K, dated November
                  30, 1990.)
       *4(d)(2)  -- First Supplemental Indenture, dated as of November 27, 1990. (Exhibit 4(b) to the Company's
                  Current Report on Form 8-K, dated November 30, 1990.)
       *4(d)(3)  -- Second Supplemental Indenture, dated as of November 15, 1991. (Exhibit 4(a) to UtiliCorp
                  United Inc.'s Current Report on Form 8-K, dated December 19, 1991.)
       *4(d)(4)  -- Third Supplemental Indenture, dated as of January 15, 1992. (Exhibit 4(c)(4) to the
                  Company's Annual Report on Form 10-K for the year ended December 31, 1991.)
       *4(d)(5)  -- Fourth Supplemental Indenture, dated as of February 24, 1993. (Exhibit 4(c)(5) to the
                  Company's Annual Report on Form 10-K for the year ended December 31, 1992.)

    EXHIBIT                                               DESCRIPTION
- ---------------  ----------------------------------------------------------------------------------------------
       *4(d)(6)  -- Fifth Supplemental Indenture, dated as of April 1, 1993. (Exhibit 4(c)(6) to the Company's
                  Annual Report on Form 10-K for the year ended December 31, 1993.)
      **4(d)(7)  -- Sixth Supplemental Indenture, dated as of November 1, 1994.
                 Long-term debt instruments of the registrant in amounts not exceeding 10 percent of the total assets of the Registrant and its subsidiaries on a consolidated basis will be furnished to the Commission upon request.
      **5        -- Opinion of Blackwell Sanders Matheny Weary & Lombardi L.C. regarding legality of securities.
      **8        -- Opinion of Blackwell Sanders Matheny Weary & Lombardi L.C. regarding tax matters.
       23(a)     -- Consent of Price Waterhouse LLP.
       23(b)     -- Consent of Arthur Andersen LLP.
     **23(c)     -- Consent of Blackwell Sanders Matheny Weary & Lombardi L.C. (included in opinions filed as
                  Exhibits 5 and 8).
     **24        -- Powers of Attorney executed by certain officers and the Board of Directors of UtiliCorp
                  United Inc.

- ------------------------
* Exhibits marked with an asterisk are incorporated by reference as indicated pursuant to Rule 411(c).
**   Exhibits marked with a double asterisk have been previously filed.


ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of UtiliCorp pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by UtiliCorp pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, MISSOURI, ON THE 13TH DAY OF FEBRUARY, 1995.


                                          UTILICORP UNITED, INC.

                                          By           /s/ DALE J. WOLF

                                             -----------------------------------
                                                        Dale J. Wolf
                                             VICE PRESIDENT, FINANCE, TREASURER
                                                   AND CORPORATE SECRETARY


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 13TH DAY OF FEBRUARY, 1995.



             SIGNATURE                              TITLE
- -----------------------------------  -----------------------------------

      RICHARD C. GREEN, JR.*         Chairman of the Board, President
- -----------------------------------   and Chief Executive Officer
       Richard C. Green, Jr.          (Principal Executive Officer)

         /s/ DALE J. WOLF            Vice President, Finance, Treasurer
- -----------------------------------   and Corporate Secretary (Principal
           Dale J. Wolf               Financial Officer)

          JAMES S. BROOK*
- -----------------------------------  Vice President (Principal
          James S. Brook              Accounting Officer)

       RICHARD C. GREEN JR.*
         ROBERT K. GREEN*
          AVIS G. TUCKER*
         DON R. ARMACOST*
          JOHN R. BAKER*             A majority of the Board of
           HERMAN CAIN*               Directors
       STANLEY O. IKENBERRY*
      ROBERT F. JACKSON, JR.*
         L. PATTON KLINE*

                                     As attorney-in-fact for the
       *By /s/ DALE J. WOLF           above-named officers and directors
            Dale J. Wolf              pursuant to powers of attorney
                                      duly executed by such persons

                               INDEX TO EXHIBITS

                                                                                                  SEQUENTIALLY
                                                                                                  NUMBERED PAGE
                                                                                                   UPON WHICH
    EXHIBIT                                       DESCRIPTION                                    EXHIBIT APPEARS
- ---------------  -----------------------------------------------------------------------------  -----------------
       *4(a)(1)  -- Certificate of Incorporation of the Registrant. (Exhibit 4(a)(1) to
                  UtiliCorp United Inc.'s Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1991.)
       *4(a)(2)  -- Certificate of Amendment to Certificate of Incorporation of the
                  Registrant. (Exhibit 4(a)(1) to Registration Statement No. 33-16990, filed
                  September 3, 1987.)
       *4(a)(3)  -- Certificate of Amendment to Certificate of Incorporation of the
                  Registrant. (Exhibit 4(a)(5) to Registration Statement No. 33-50260, filed
                  July 31, 1992.)
       *4(a)(4)  -- Certificate of Designation of the Preference Stock (Cumulative), $2.05
                  Series. (Exhibit 3(a)(4) to UtiliCorp United Inc.'s Annual Report on Form
                  10-K for the year ended December 31, 1991.)
       *4(b)     -- Bylaws of the Registrant, as amended. (Exhibit 3 to UtiliCorp United
                  Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1993.)
       *4(c)     -- Twentieth Supplemental Indenture, dated as of May 26, 1989, Supplement to
                  Indenture of Mortgage and Deed of Trust, dated July 1, 1951. (Exhibit 4(d)
                  to Registration Statement No. 33-45382, filed January 30, 1992.)
       *4(d)(1)  -- Indenture, dated as of November 1, 1990, between the Company and The First
                  National Bank of Chicago, Trustee. (Exhibit 4(a) to the Company's Current
                  Report on Form 8-K, dated November 30, 1990.)
       *4(d)(2)  -- First Supplemental Indenture, dated as of November 27, 1990. (Exhibit 4(b)
                  to the Company's Current Report on Form 8-K, dated November 30, 1990.)
       *4(d)(3)  -- Second Supplemental Indenture, dated as of November 15, 1991. (Exhibit
                  4(a) to UtiliCorp United Inc.'s Current Report on Form 8-K, dated December
                  19, 1991.)
       *4(d)(4)  -- Third Supplemental Indenture, dated as of January 15, 1992. (Exhibit
                  4(c)(4) to the Company's Annual Report on Form 10-K for the year ended
                  December 31, 1991.)
       *4(d)(5)  -- Fourth Supplemental Indenture, dated as of February 24, 1993. (Exhibit
                  4(c)(5) to the Company's Annual Report on Form 10-K for the year ended
                  December 31, 1992.)
       *4(d)(6)  -- Fifth Supplemental Indenture, dated as of April 1, 1993. (Exhibit 4(c)(6)
                  to the Company's Annual Report on Form 10-K for the year ended December 31,
                  1993.)

                                                                                                  SEQUENTIALLY
                                                                                                  NUMBERED PAGE
                                                                                                   UPON WHICH
    EXHIBIT                                       DESCRIPTION                                    EXHIBIT APPEARS
- ---------------  -----------------------------------------------------------------------------  -----------------
      **4(d)(7)  -- Sixth Supplemental Indenture, dated as of November 1, 1994.
                 Long-term debt instruments of the registrant in amounts not exceeding 10 percent of the total assets of the Registrant and its subsidiaries on a consolidated basis will be furnished to the Commission upon request.
      **5        -- Opinion of Blackwell Sanders Matheny Weary & Lombardi L.C. regarding legality of securities.
      **8        -- Opinion of Blackwell Sanders Matheny Weary & Lombardi L.C. regarding tax matters.
       23(a)     -- Consent of Price Waterhouse LLP.
       23(b)     -- Consent of Arthur Andersen LLP.
     **23(c)     -- Consent of Blackwell Sanders Matheny Weary & Lombardi L.C. (included in opinions filed as Exhibits 5 and 8).
     **24        -- Powers of Attorney executed by certain officers and the Board of Directors of UtiliCorp United Inc.

- ------------------------
* Exhibits marked with an asterisk are incorporated by reference as indicated pursuant to Rule 411(c).
**   Exhibits marked with a double asterisk have been previously filed.